UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

b.

This Form 8-K/A amends Item 5.07(b) of the Form 8-K filed by Olin Corporation (the “Company”) on April 25, 2014 (“Original Form 8-K”), which provided the voting results for the proposals submitted to shareholders at the Company’s Annual Shareholders Meeting held on April 24, 2014. The information provided in the Original Form 8-K was based on the Report of Elections from the Company’s independent Inspector of Elections. The Company was informed by the Inspector of Elections after the filing of the Original Form 8-K that their Report of Elections contained an error. The correct voting results based on the updated Report of Elections from the Inspector of Elections are set forth below. The number of shares abstaining from a vote on Proposal 5 - Shareholder Proposal regarding disclosure of lobbying and political spending was overstated in the Original Form 8-K by 200 shares.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Proposal 1 – Three Class II Directors were elected at the meeting, for a term of three years, as follows:

Gray G. Benoist	58,660,264	851,718	295,196	11,900,751

Richard M. Rompala	58,926,570	635,354	245,254	11,900,751

Joseph D. Rupp	58,990,775	572,588	243,815	11,900,751

Proposal 2 – Approval of 2014 Long Term Incentive Plan, including the approval of performance measures pursuant to Section 162(m) of the Internal Revenue Code	55,251,067	4,149,894	405,917	11,901,051

Proposal 3 – Conduct an advisory vote to approve the compensation for named executive officers	57,428,033	1,593,676	785,469	11,900,751

Proposal 4 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014	70,833,693	627,175	247,061	Not applicable.

Proposal 5 – Shareholder Proposal regarding disclosure of lobbying and political spending	23,484,822	33,830,752	2,491,304	11,901,051

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 28, 2014